UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2007

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

401 City Avenue, Suite 809	19004
Bala Cynwyd, Pennsylvania	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On February 13, 2007, the Board of Directors of Entercom Communications Corp. (the “Company”), upon the recommendation of the Compensation Committee of the Company’s Board of Directors, approved the following compensation plan for non-employee directors of the Company:

* * * * * * * * *

•              Annual Retainer:

-               $35,000 payable in restricted shares of Company Class A Common Stock; provided that each non-employee director shall have the right to elect, on or before the date of grant, to receive $35,000 cash in lieu of stock.  The Compensation Committee shall determine the actual number of shares of restricted stock to be granted and the terms of such grant, including without limitation, the vesting of such shares, the terms of that grant and the grant date.

-               1,500 shares of restricted shares of Company Class A Common Stock, to be awarded around the time of the annual equity grants to employees on a date and with such vesting and other terms as shall be determined by the Compensation Committee.

•              Committee Chairman Retainer:

-               Audit Committee - $9,000 per year.

-               Compensation Committee - $6,000 per year.

•              Board Meeting Fees:

-               $2,000 per meeting.

•              Committee Meeting Fees:

-               $1,000 per meeting.

* * * * * * * * *

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)           On February 13, 2007, the Board of Directors of Entercom Communications Corp. (the “Company”) appointed Eugene D. Levin (age 56), as the Company’s Principal Accounting Officer.  Mr. Levin currently serves as Vice President (since May, 2006), Controller (since 1977), Treasurer (since 1988) and Assistant Secretary (since 1988) of the Company.  Mr. Levin has a B.S. from Pennsylvania State University and is a certified public accountant.  Mr. Levin is employed on an at will basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

	By:	/s/ John C. Donlevie
John C. Donlevie
Executive Vice President
Dated: February 16, 2007